Exhibit 10.2

This warrant and the securities issuable upon the exercise hereof have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel satisfactory to the Company the registration is not required.

No. of Shares:	1,000,000	Issue Date:	December 27, 2013
Exercise Price:	$1.50

INFINITY ENERGY RESOURCES, INC.

Common Stock Purchase Warrant

INFINITY ENERGY RESOURCES, INC. (the “Company”), a Delaware corporation, hereby certifies that, for value received of $0.001 per Warrant, SKM Partnership, Ltd. (the “Holder”), whose address is 5621 Tupper Lake Drive, Houston, Texas 77056, is entitled, subject to the terms set forth below, at any time, or from time to time, after the date hereof and before the Expiration Date (as defined below), to purchase from the Company One Million (1,000,000) shares or such other number of shares as may be provided in this Warrant (the “Shares”) of common stock, $0.0001 par value (the “Common Stock”), of the Company at a price of One Dollar and Fifty Cents ($1.50) per Share (the “Initial Exercise Price”) or such other price as may be provided in this Warrant. The purchase price per Share, as adjusted from time to time pursuant to the provisions of this Warrant, is referred to as the “Exercise Price.” The Company is issuing this Warrant in connection with an 8% Promissory Note (the “Note”) issued to the Holder by the Company as of even date herewith.

1. Term of the Warrant.

1.1 Time of Exercise. Subject to compliance with applicable securities laws described in the provisions of Sections 1.5, “Transfer and Assignment,” and 3.1, “Registration and Legends,” this Warrant may be exercised at any time and from time to time after 9:00 a.m., local time, on or following the earliest of: (a) seventy-five (75) days from the issuance of this Warrant (i.e., March 12, 2014); (b) the Maturity Date of the Note; or (c) the occurrence of an Event of Default, as such terms are defined in the Note (the “Exercise Commencement Date”), but no later than 5:00 p.m., local time, on the third anniversary of the date upon which the Warrant may first be exercised (the “Expiration Date”), at which point it shall become void and all rights under this Warrant shall cease.

1.2 Manner of Exercise. Subject to the provisions of Section 1.4, “Holder as Owner,” the Holder may exercise this Warrant in whole or in part on the date hereof or by presentation and surrender thereof to the Company at its principal executive office or at the office of its stock transfer agent, if any, the subscription form annexed hereto (the “Subscription Form”) duly executed and accompanied by payment as follows:

1.2.1 in cash or by certified or official bank check, payable to the order of the Company, in the amount equal to the Exercise Price multiplied by the number of Shares specified in such form, together with all taxes applicable upon such exercise;

1.2.2 by cancelling or forgiving of all or any part of the indebtedness (including, without limitation accrued but unpaid principal and interest) represented by the Note or Constructive Indebtedness (as defined in Section 8 of this Warrant) and crediting and applying an amount equal to such cancelled or forgiven amount, or Constructive Indebtedness, as the case may be, toward the Exercise Price. For the avoidance of doubt, in the event that any provision of the Note or all or any part of the indebtedness represented thereby shall be deemed to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect or impair the Holder’s right to credit and apply such purported indebtedness toward the Exercise Price as contemplated hereunder;

1.2.3 by surrendering to the Company that number of Shares owned by the Holder whose value is equal to the Exercise Price multiplied by the number of Shares specified in the Subscription Form;

1.2.4 by surrendering the right to acquire a number of Shares having an aggregate value such that the amount by which the aggregate value of such Shares exceeds the aggregate Exercise Price is equal to the Exercise Price;

1.2.5 any combination of the foregoing; or

1.2.6 any other manner acceptable to the Company.

For purposes of surrendering Shares to satisfy the Exercise Price, the value of the Shares shall be equal to the current market price for Common Stock (the “Market Price”) on the relevant date of such exercise of this Warrant from time to time (the “Exercise Date”).

X =	Y (A - B)
A

Where

X	—	The number of Shares to be issued to the Holder.

Y	—	The number of Shares purchasable under this Warrant.

A	—	The Market Price of one Share.

B	—	The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 1, the Market Price of a Share shall mean the average of the closing bid and asked prices of Shares quoted on the Nasdaq Capital Market or in the over-the-counter market in which the Shares are traded or the closing sale price quoted on any exchange on which the Shares are listed, whichever is applicable, for the ten (10) trading days prior to the date of determination of Market Price (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Shares are not traded on the over-the-counter market or on an exchange, the Market Price shall be the price per Share at which the Company sold Common Stock previous to the date of exercise.

1.2.7 Upon receipt of this Warrant, with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates or other evidence of ownership for the total number of whole Shares for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Company shall thereupon deliver such documents to the Holder or its nominee.

1.2.8 If the Holder exercises this Warrant with respect to fewer than all of the Shares that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

1.2.9 The Company covenants and agrees that it will pay when due and payable any and all transfer taxes which may be payable in respect of the issue of this Warrant, or the issue of any Shares upon the exercise of this Warrant. The Company shall not, however, be required to pay any transfer or other tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of the Shares in a name other than that of the Holder at the time of surrender, and until the payment of such tax, the Company shall not be required to issue such Shares.

1.2.10 The Company shall, at the time of any exercise of all or part of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligations of the Company to afford to such Holder any such rights.

1.3 Exchange of Warrant. This Warrant may be split-up, combined or exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of Shares. If the Holder desires to split-up, combine or exchange this Warrant, it shall make such request in writing delivered to the Company at its corporate office and shall surrender this Warrant and any other Warrants to be so split-up, combined or exchanged, and the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange that will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a Share. The Company may require the Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants. The term “Warrant” as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged.

1.4 Holder as Owner. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary. Irrespective of the date of issue and delivery of certificates for any Shares issuable upon the exercise of the Warrant, each person in whose name any such certificate is issued shall be deemed to have become the holder of record of the Shares represented thereby on the date on which all or a portion of the Warrant surrendered in connection with the subscription therefor was surrendered and payment of the Exercise Price was tendered. No surrender of all or a portion of the Warrant on any date when the stock transfer books of the Company are closed, however, shall be effective to constitute the person or persons entitled to receive Shares upon such surrender as the record holder of such Shares on such date, but such person or persons shall be constituted the record holder or holders of such Shares at the close of business on the next succeeding date on which the stock transfer books are opened. Each person holding any Shares received upon exercise of the Warrant shall be entitled to receive only dividends or distributions payable to holders of record on or after the date on which such person shall be deemed to have become the holder of record of such Shares.

1.5 Transfer and Assignment. This Warrant may not be sold, hypothecated, exercised, assigned or transferred except in accordance with and subject to the provisions of the Securities Act of 1933, as amended (“Act”) and any applicable state securities laws and regulations, including any applicable exemptions to such laws.

1.6 Method for Assignment. Any assignment permitted under this Warrant shall be made by surrender of this Warrant to the Company at its principal office with the form of assignment attached hereto duly executed and funds sufficient to pay any transfer tax. In such event, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee designated in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation thereof at the corporate office of the Company together with a written notice signed by the Holder, specifying the names and denominations in which such new Warrants are to be issued.

1.7 Rights of Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or consent or receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. Likewise, nothing contained in this Warrant shall be construed as imposing any obligations or liabilities of a stockholder of the Company upon the Holder. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following shall occur:

1.7.1 The Company shall take a record of the holders of its shares of Common Stock or of rights directly or indirectly, or immediately or contingently, exercisable or convertible into Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

1.7.2 The Company shall offer to the holders of its Common Stock or of rights directly or indirectly, immediately or contingently, exercisable or convertible into Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

1.7.3 There shall be proposed any capital reorganization or reclassification of the Common Stock or of rights directly or indirectly, immediately or contingently, exercisable or convertible into Common Stock, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another entity; or

1.7.4 There shall be proposed a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall cause to be mailed to the Holder, at the earliest practicable time (and, in any event, not less than thirty (30) days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken to determine the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the Common Stock and other securities and property deliverable upon exercise of this Warrant. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise this Warrant shall terminate).

1.8 Lost Warrant Certificate(s). Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction of reasonably satisfactory indemnification, including a surety bond if required by the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will cause to be executed and delivered a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

1.9 Covenants of the Company. The Company covenants and agrees as follows:

1.9.1 At all times it shall reserve and keep available for the exercise of this Warrant into Common Stock such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant into Common Stock;

1.9.2 All Shares issued upon exercise of the Warrant shall be duly authorized, validly issued and outstanding, fully-paid and non-assessable;

1.9.3 The Company shall not, by amendment to its certificate of incorporation (whether by way of merger, operation of law, or otherwise) or other reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company and shall at all times in good faith assist in the carrying out of the provisions of this Warrant and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Holder against impairment; and

1.9.4 The Company shall observe and perform all of the covenants set forth in Article 7 of the Note, which are hereby incorporated into this Warrant by reference, even if the indebtedness represented by the Note shall have been repaid in full, at all times that this Warrant is in effect; and

1.9.5 The Company shall give prompt notice to the Holder upon the occurrence of each event described in Section 8.1 of the Note at all times that this Warrant is in effect, even if the indebtedness represented by the Note shall have been repaid in full.

2. Adjustment of the Exercise Price and Number of Shares Purchasable Upon Exercise

2.1 Default in Payment of the Note, and Certain Other Events. If: (a) the entire indebtedness (including, without limitation, accrued but unpaid principal and interest) represented by the Note shall not have been repaid in full on or before the seventy-fifth (75th) day of the issuance of this Warrant; (b) for any reason the Note or any provision thereof shall be challenged or be found to be unenforceable; (c) the Company fails to pay the Note in full when due whether on the Maturity Date or earlier acceleration thereof upon the occurrence of an Event of Default, as such terms are defined in the Note; or (d) an Event of Default under the Note shall otherwise have occurred, then, notwithstanding anything to the contrary contained herein or in the Note, without any action on the part of the Company or the Holder, the Exercise Price shall automatically be reduced to Seven and One-half Cents ($0.075) per Share (the “Default Exercise Price”) and the number of Shares that the Holder may purchase from the Company under this Warrant shall automatically increase to Thirteen Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (13,333,333) Shares or such greater number of Shares as may be represented by the quotient of the fraction, the numerator of which shall be the aggregate amount of indebtedness represented by the Note (or Constructive Indebtedness, as defined in Section 8 of this Warrant), in the event that the Holder elects to pay the Exercise Price in the manner described in Section 1.2.2 of this Warrant, and the denominator of which shall be the lower of: (a) Seven and One-half Cents ($0.075); or (b) the Exercise Price as adjusted in accordance with Section 2.8.

2.2 Recapitalization. The number of Shares purchasable on exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time in the event that the Company shall directly or indirectly: (i) pay a dividend in, or make a distribution of, shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) spin-off a subsidiary by distributing, as a dividend or otherwise, shares of the subsidiary to its stockholders. In any such case, the total number of shares purchasable on exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive, at the same aggregate purchase price, the number of shares of Common Stock that the Holder would have owned or would have been entitled to receive immediately following the occurrence of any of the events described above had this Warrant been exercised in full immediately prior to the occurrence (or applicable record date) of such event. An adjustment made pursuant to this Section 2 shall, in the case of a stock dividend or distribution, be made as of the record date and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of any adjustment pursuant to this Section 2, the Holder shall become entitled to receive shares of two or more classes of series of securities of the Company, the Board of Directors of the Company shall equitably determine the allocation of the adjusted purchase price between or among shares or other units of such classes or series and shall notify the Holder of such allocation.

2.3 Merger or Consolidation. In the event of any reorganization or recapitalization of the Company or in the event the Company consolidates with or merges into another entity or transfers all or substantially all of its assets to another entity, then and in each such event, the Holder, on exercise of this Warrant as provided herein, at any time after the consummation of such reorganization, recapitalization, consolidation, merger or transfer, shall be entitled, and the documents executed to effectuate such event shall so provide, to receive the stock or other securities or property to which the Holder would have been entitled upon such consummation if the Holder had exercised this Warrant immediately prior thereto. In such case, the terms of this Warrant shall survive the consummation of any such reorganization, recapitalization, consolidation, merger or transfer and shall be applicable to the shares of stock or other securities or property receivable on the exercise of this Warrant after such consummation and as an exchange for a larger or smaller number of shares, as the case may be.

2.4 Notice of Dissolution or Liquidation. Except as otherwise provided in Section 2.2, “Merger or Consolidation,” in the case of any sale or conveyance of all or substantially all of the assets of the Company in connection with a plan of complete liquidation of the Company, or in the case of the dissolution, liquidation or winding-up of the Company, all rights under this Warrant shall terminate on a date fixed by the Company, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date. Notice of such termination of purchase rights shall be given to the Holder at least thirty (30) days prior to such termination date.

2.5 Statement of Adjustment. Any adjustment pursuant to the provisions of this Section 2 shall be made on the basis of the number of Shares which the Holder would have been entitled to acquire by exercise of this Warrant immediately prior to the event giving rise to such adjustment and, as to the Exercise Price in effect immediately prior to the rise to such adjustment. Whenever any such adjustment is required to be made, the Company shall forthwith determine the new number of Shares that the Holder hereof shall be entitled to purchase hereunder and/or such new Exercise Price and shall prepare, retain on file and transmit to the Holder within ten (10) days after such preparation a statement describing in reasonable detail the method used in calculating such adjustment.

2.6 No Fractional Shares. The Company shall not issue any fraction of a Share in connection with the exercise of this Warrant, and in any case where the Holder would, except for the provisions of this Section 2.6, be entitled under the terms of this Warrant to receive a fraction of a Share upon such exercise, the Company shall upon the exercise and receipt of the Exercise Price, issue the largest number of whole Shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a Share to which the Holder would otherwise be entitled. The Holder, by the acceptance of this Warrant, expressly waives its right to receive a certificate for any fraction of a Share upon exercise hereof.

2.7 No Change in Form Required. The form of Warrant need not be changed because of any change pursuant to this Section 2 in the Exercise Price or in the number of Shares purchasable upon the exercise of a Warrant, may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Warrants initially issued pursuant to the Agreement

2.8 Other Rights Granted to Holder. Without limiting the foregoing rights granted to the Holder in this Article 2, at any time that any amounts owed in respect of the Note remain unpaid, the Company shall not take or permit any of the foregoing actions described in this Article 2 (or those actions described in Appendix A) without first obtaining the prior written consent of the Holder (unless such action is taken in connection with a Financing Transaction (as defined in the Note, and which results in the full repayment and satisfaction of the Note on or prior to the Maturity Date specified therein), which such consent shall not be reasonably withheld or delayed. In addition to the foregoing, if the Note is timely paid in accordance with its terms and the Default Exercise Price is not in effect, then the number of Shares that the Holder shall be entitled to receive upon exercise of the Warrant and the Exercise Price shall be required to pay upon exercise of the Warrant shall be adjusted from time to time in accordance with the provisions set forth in Appendix A, attached hereto and incorporated herein by reference. Notwithstanding the foregoing, if the Company at any time issues shares or other securities or other rights convertible into shares or securities at a price per share less than the Exercise Price at any time during which the Default Exercise Price is in effect, then the Exercise Price required to be paid by the Holder for each Share of Common Stock upon exercise of the Warrant shall automatically be reduced to the lowest such price per share at which such shares or securities or other rights were issued or are convertible. In no event shall the Exercise Price be greater than the Initial Exercise Price, or if any event set forth in Section 2.1 has occurred, then the Default Exercise Price.

3. Registration under the Securities Act of 1933.

3.1 Registration and Legends. The Holder understands that (i) the Company has not registered the Warrant or the Shares under the Act, or the applicable securities laws of any state in reliance on exemptions from registration and (ii) such exemptions depend upon the Holder’s investment intent at the time the Holder acquires the Warrant or the Shares. The Holder therefore represents and warrants that it is acquiring the Warrant, and will acquire the Shares, for the Holder’s own account for investment and not with a view to distribution, assignment, resale or other transfer of the Warrant or the Shares. Because the Warrant and the Shares are not registered, the Holder is aware that the Holder must hold the Warrant or, if exercised for Shares, then such Shares, indefinitely unless they are registered under the Act and any applicable securities laws or the Holder must obtain exemptions from such registration. Upon exercise, in part or in whole, of this Warrant, the Shares shall bear the following legend:

A. The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (“Act”) or any applicable state securities laws, and they may not be offered for sale, sold, transferred, pledged or hypothecated without an effective registration statement under the Securities Act and under any applicable state securities laws, or an opinion of counsel, satisfactory to the Company, that an exemption from such registration is available.

3.2 No-Action Letter. The Company agrees that it will be satisfied that no post-effective amendment or new registration is required for the public sale of the Shares if it shall be presented with a letter from the Staff of the Securities and Exchange Commission (the “Commission”), stating in effect that, based upon stated facts which the Company shall have no reason to believe are not true in any material respect, the Staff will not recommend any action to the Commission if such Shares are offered and sold without delivery of a prospectus, and that, therefore, no Registration Statement under which such shares are to be registered is required to be filed.

3.3 Agreements. The agreements in this Section shall continue in effect regardless of the exercise and surrender of this Warrant.

4. Reservation of Shares. The Company shall at all times reserve, for the purpose of issuance on exercise of this Warrant such number of shares of Common Stock or such class or classes of capital stock or other securities as shall from time to time be sufficient to comply with this Warrant and the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized and unissued Common Stock or such other class or classes of capital stock or other securities to such number as shall be sufficient for that purpose.

5. Survival. All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Warrant and any investigation at any time made by or on behalf of any parties hereto and the exercise, sale and purchase of this Warrant (and any other securities or property) issuable on exercise hereof. The respective rights and obligations of the parties hereto shall survive the termination of this Warrant to the extent necessary for the intended preservation of such rights and obligations.

6. Remedies. The Company agrees that the remedies at law of the Holder, in the event of any default or threatened default by the Company in the performance or compliance with any of the terms of this Warrant, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise

7. Amendment. This Warrant and no provision of this Warrant may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought

8. Existence, Exercise of Warrant Not Dependent Upon Note; Constructive Indebtedness. Once the loan amounts contemplated to be made under the Note have been accepted by the Company or paid by Holder to the Vendor (as defined in the Note) on behalf of the Company, the validity of this Warrant and the Holder’s rights hereunder do not depend upon the continued existence or enforceability of the Note so long as any amounts advanced by the Holder thereunder shall not have been repaid in accordance with the terms thereof. In the event that the Note or any part thereof shall be deemed to be unenforceable, for purposes of this Warrant, the parties hereto hereby nevertheless agree that the Holder shall be entitled to pay the Exercise Price in the manner contemplated pursuant to Section 1.2.2. of this Warrant by crediting and applying an amount equal to any amounts not repaid to the Holder in accordance with the terms of the Note, together with all interest that would have accrued in respect of such unpaid amount in accordance with the terms of the Note, assuming the Note were enforceable in its entirety in accordance with its terms (“Constructive Indebtedness”).

9. Further Assurances. The Company agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the spirit, intent, and provisions of this Agreement. Company agrees that it shall use its best efforts to take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

10. Entire Agreement. The Note and the Warrant represents the entire agreement and understanding between the parties concerning the subject matter hereof and supersede all prior and contemporaneous written or oral agreements, understandings, representations and warranties with respect thereto

11. Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed exclusively by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Houston, Texas for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, or in any manner arising in connection with or related to the transactions contemplated hereby or involving the parties hereto whether at law or equity and under any contract, tort or any other claim whatsoever and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing or faxing a copy thereof to such party at the address for such notices as listed in this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. Representations and Warranties by the Holder. The Holder, by its acceptance of this Warrant, represents and warrants to the Company as of the date of issuance as follows:

12.1 This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale;

12.2 The Holder understands that the Warrant and the Shares have not been registered under the Act or any applicable state securities laws by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or any applicable state securities laws or is exempted from such registration;

12.3 The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith;

12.4 The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant; and

12.5 The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

13. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Holder as follows: (a) the Company has full corporate authority and power to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms, (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; (ii) does not violate or result in a violation of, conflict with or constitute or result in a violation of or default (whether after the giving of notice, lapse of time or both) under any provision of the Company’s certificate or articles of incorporation, or bylaws, or other governing documents, as such documents may at any time be in effect; and (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company; and (d) will take all necessary actions and make all necessary preparations to enable the parties to consummate the transactions contemplated herein, including, without limitation, the authorization and reservation of sufficient number of shares upon exercise of the warrant, and obtaining any necessary waivers or consents.

14. Other Matters.

14.1 Binding Effect. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

14.2 Notices. All notices or demands provided for in this Warrant shall be validly given if in writing and delivered personally, sent by certified mail, postage prepaid, or sent via an express delivery service, such as Federal Express or United Parcel Service, to one party by the other party to the address set forth in this Warrant or to such other address as each party may from time to time designate in writing. The Company’s address is:

Infinity Energy Resources, Inc.
11900 College Blvd., Suite 310
Overland Park, KS 66210
Attn: President

15. Holder’s address is set forth in the first paragraph of this Warrant.

15.1 Governing Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Delaware.

15.2 Parties Bound and Benefitted. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors and of the Holder, its successors and, if permitted, its assignees.

15.3 Headings. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

15.4 No Draftman, No Duress. The parties agree that neither party shall be regarded as the draftsman of this Agreement. The parties agree that neither one of them is executing this Agreement under duress, economic or otherwise, and each party has consulted and been represented by counsel with respect to this Agreement.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of December 27, 2013.

INFINITY ENERGY RESOURCES, INC.

By:	/s/ Stanton E. Ross
Stanton E. Ross
Its:	President and Chief Executive Officer

INFINITY ENERGY RESOURCES, INC.

Assignment

FOR VALUE RECEIVED, _____________________________________ hereby sells, assigns and transfers unto ___________________________________________________________________________the within Warrant and the rights represented thereby, and does hereby irrevocably constitute and appoint ____________________________Attorney, to transfer said Warrant on the books of the Company, with full power of substitution.

Dated:

Signed:

Print Name:

Subscription Form

Infinity Energy Resources, Inc.

11900 College Blvd., Suite 310

Overland Park, KS 66210

The undersigned hereby irrevocably subscribes for the purchase of ________________ shares of Common Stock (the “Shares”), pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment, covering the purchase of the Shares, which should be delivered to the undersigned at the address stated below, and, if such number of Shares shall not be all of the Shares purchasable hereunder, then a new Warrant of like tenor for the balance of the remaining Shares purchasable under this Warrant be delivered to the undersigned at the address stated below.

The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any such Shares, unless either (a) a registration statement, or post-effective amendment thereto, covering such Shares have been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the Shares to be so sold, transferred or otherwise disposed of, or (b) counsel to the Company satisfactory to the undersigned has rendered an opinion in writing and addressed to the Company that such proposed offer, sale, transfer or other disposition of the Shares is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) the Company may notify the transfer agent for its Common Stock that the certificates for the Common Stock acquired by the undersigned are not to be transferred unless the transfer agent receives advice from the Company that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and (3) the Company may affix the legend set forth in Section 3.1 of this Warrant to the certificates for Shares hereby subscribed for, if such legend is applicable.

Dated:	Signed:

Address:

Appendix A

Adjustments to Warrant Exercise Price

1.1. General. In the event that the Default Exercise Price (as may be adjusted) has not been triggered and is not in effect, the number of Shares that the Holder shall be entitled to receive upon exercise of this Warrant and the Warrant Price that the Holder shall be required to pay upon exercise of this Warrant shall be adjusted from time to time in accordance with the provisions of this Appendix A. The number of Shares that the Holder shall be entitled to receive upon exercise of this Warrant shall be determined by multiplying the number of Shares which would otherwise (but for the provisions of this Appendix A) be issuable upon such exercise, as designated by the Holder in the Exercise Notice, by a fraction, (i) the numerator of which shall be the Initial Exercise Price, and (ii) the denominator of which shall be Exercise Price in effect on the date of such exercise as adjusted in accordance with the provisions of this Appendix A. All section references contained in this Appendix A are to sections of this Appendix A. For the avoidance of doubt, the provisions of Appendix A shall only apply in the event that the Default Exercise Price is not in effect, and in such event, in the event of any conflict between the terms of the Appendix and the provisions of this Agreement, this Appendix shall control.

1.2. Adjustments to Exercise Price.

(a) Subdivision or Combination of Common Stock. If the Company shall at any time after the date hereof subdivide its outstanding shares of Common Stock into a greater number of shares (by any stock split, stock dividend or otherwise), then the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, if the Company shall at any time after the date hereof combine its outstanding shares of Common Stock into a smaller number of shares (by any reverse stock split or otherwise), then the Exercise Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to Section 1.2(c)(i).

(b) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Company shall be effected in such a way that Holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby the Holder shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Shares immediately theretofore receivable upon the exercise of this Warrant in full, as the case may be, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such exercise of this Warrant in full had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

(c) Dividends and Distributions.

(i) Stock Dividends. If the Company at any time or from time to time after the date hereof declares a dividend or makes any other distribution upon any stock of the Company other than Common Stock payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and the Exercise Price shall be adjusted pursuant to Section 1.2(d); provided, however, that no adjustment shall be made to the Exercise Price as a result of such dividend or distribution if the Holder is entitled to, and actually receives such dividend or distribution in accordance with Section 1.2(c)(ii)(B); provided, further, that if any adjustment is made to the Exercise Price as a result of the declaration of a dividend and such dividend is not effected, the Exercise Price shall be appropriately readjusted.

(ii) Other Dividends and Distributions. If the Company at any time or from time to time after the date hereof makes or issues, or fixes a record date for the determination of Holders of Common Stock entitled to receive, a dividend or other distribution payable in:

(A) securities or other property of the Company other than shares of Common Stock, Options or Convertible Securities then the Holder shall receive such dividend or distribution as if the Holder had exercised the Warrant in full on the date such record is taken; and

(B) Common Stock, Options or Convertible Securities, then the Holder shall be entitled to elect to receive such dividend or distribution as if the Holder had exercised the Warrant in full on the date such record is taken; provided, however, that in the event the Holder so elects and the Holder actually receives such dividend or distribution, the Exercise Price shall not be adjusted pursuant to the provisions of Section 1.2 with respect to such dividend or distribution.

(d) Issuances. Except as provided in Section 1.2(d)(vii) and except in the case of an event described in Section 1.2(a), if at any time after the date hereof the Company issues or sells, or is, in accordance with this Section 1.2(d), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale, then, upon such issuance or sale (or deemed issuance or sale), the Exercise Price shall be reduced to the price determined by dividing (x) the sum of (A) the Common Stock Deemed Outstanding (as defined below) immediately prior to such issuance or sale (or deemed issuance or sale) multiplied by the Exercise Price then in effect and (B) the consideration, if any, received by the Company upon such issuance or sale (or deemed issuance or sale) by (y) the Common Stock Deemed Outstanding immediately after such issuance or sale (or deemed issuance or sale).

For purposes of this Section 1.2(d), the following shall also be applicable:

(i) Issuance of Rights or Options. If the Company, at any time after the date hereof, in any manner, grants (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options to purchase, shares of Common Stock or any stock or security convertible into or exercisable or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or of exercisable or exchangeable stock or securities being called “Convertible Securities”), in each case for consideration per share (determined as provided in this paragraph and in Section 1.2(d)(iv)) less than the Exercise Price then in effect, whether or not such Options or Convertible Securities are immediately exercisable, convertible, or exchangeable, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon exercise of such Options, shall be deemed to have been issued as of the date of granting of such Options, at a price per share equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange of Convertible Securities, by (B) the total maximum number of shares of Common Stock deemed to have been so issued. Except as otherwise provided in Section 1.2(d)(iii), no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company, at any time after the date hereof, in any manner, issues or sells any Convertible Securities for consideration per share (determined as provided in this paragraph and in Section 1.2(d)(iv)) less than the Exercise Price then in effect, whether or not the right to exchange or convert any such Convertible Securities is immediately exercisable, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance or sale of such Convertible Securities, at a price per share equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock deemed to have been so issued; provided, however, that (1) except as otherwise provided in Section 1.2(d)(iii), no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (2) if any such issuance or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

(iii) Change in Option Price or Conversion Rate; Termination of Options or Convertible Securities (A) . If a change occurs in (A) the maximum number of shares of Common Stock issuable in connection with any Option referred to in Section 1.2(d)(i) or any Convertible Securities referred to in Section 1.2(d)(i) or (ii), (B) the purchase price provided for in any Option referred to in Section 1.2(d)(i), (C) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 1.2(d)(i) or (ii), or (D) the rate at which Convertible Securities referred to in Section 1.2(d)(i) or (ii) are convertible into or exchangeable for Common Stock (in each case, other than in connection with an event described in Section 1.2(a)(vii)), then the Exercise Price in effect at the time of such event shall be readjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities that remain outstanding on the date of such change provided for such changed maximum number of shares, purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. Upon the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Exercise Price then in effect hereunder shall be increased to the Exercise Price that would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination (i.e., to the extent that fewer than the number of shares of Common Stock deemed to have been issued in connection with such Option or Convertible Securities were actually issued), never been issued or been issued at such higher price, as the case may be. Notwithstanding any provision of this Section 1.2(d)(iii) to the contrary, no adjustment of the Exercise Price under this Section 1.2 shall cause the Exercise Price to exceed the Initial Exercise Price.

(iv) Consideration for Stock. In case any shares of Common Stock are issued or sold, or deemed issued or sold, for cash, the consideration received therefor shall be deemed to be the amount received or to be received by the Company therefor (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section 1.2(d)(i) or Section 1.2(d)(ii), as appropriate) determined in the manner set forth below in this Section 1.2(d)(iv). If any shares of Common Stock are issued or sold, or deemed issued or sold, for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration received or to be received by the Company (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section 1.2(d)(i) or Section 1.2(d)(ii), as appropriate) as determined in good faith by the Board of Directors of the Company (the “Board of Directors”) and the Holder. If any Options are issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors and the Holder. Anything herein to the contrary notwithstanding, if in any case described in this Section 1.2(d)(iv) the Company and the Holder are unable to reach agreement as to the value of such consideration, then the value thereof will be determined by an independent appraisal by a mutually agreed to investment banker, one-half of the fees of which shall be paid by the Company and one-half of the fees of which shall be paid by the Holder.

(v) Other Issuances or Sales; Indeterminable Amounts. In calculating any adjustment to the Exercise Price pursuant to this Section 1.2(d), any Options or Convertible Securities that provide, as of the effective date of such adjustment, for the issuance upon exercise or conversion thereof of an indeterminable number of shares of Common Stock shall (together with the shares of Common Stock issuable upon exercise or conversion thereof) be disregarded for purposes of the calculation of Common Stock Deemed Outstanding; provided, that at such time as a number of shares of Common Stock issuable upon exercise or conversion of such Options or Convertible Securities becomes determinable, then the Exercise Price shall be adjusted as provided in Section 1.2(d)(iii).

(vi) Common Stock Deemed Outstanding. The term “Common Stock Deemed Outstanding” shall mean the sum of (A) the number of shares of Common Stock outstanding immediately prior to the date hereof (including for this purpose all shares of Common Stock issuable upon exercise or conversion of all outstanding Options or Convertible Securities), plus (B) the number of shares of Common Stock issued or sold (or deemed issued or sold) after the date hereof, the issuance or sale of which resulted in an adjustment to the Exercise Price pursuant to Section 1.2(d), plus (C) the number of shares of Common Stock deemed issued or sold pursuant to Section 1.2(d)(v)(A); provided, that Common Stock Deemed Outstanding shall not include (I) the Preferred Stock, (II) any shares of Common Stock issuable upon exercise of the Preferred Stock or (III) shares of capital stock owned or held by or for the account of the Company.

(vii) Minimum Adjustment. No adjustment of the Exercise Price shall be made in an amount less than one-hundredth of one cent ($.0001) per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account on the earlier of (i) the next subsequent adjustment (to the extent the aggregate amount of such subsequent adjustment plus the carry forward exceeds ($.0001), (ii) the third anniversary of the date of the event giving rise to the adjustment being carried forward, (iii) the exercise of the Warrant.

(viii) Waiver of Adjustments. Notwithstanding anything herein to the contrary, any downward adjustment of the Exercise Price may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent of the Holder. Any such waiver shall bind all future holders of shares of the Warrant.

(e) Adjustment for Merger or Consolidation, etc.

(i) If prior to the Expiration Date, (A) the Company is liquidated or finally dissolved; (B) the Company sells, leases, licenses or otherwise disposes of all or substantially all of its assets or (C) the Company merges or consolidates with another entity, this Warrant shall thereafter be exercisable (or shall be converted into a security that shall be exercisable) for the kind and amount of shares of stock or other securities or property to which a Holder of the number of shares of Common Stock of the Company deliverable upon the exercise of this Warrant in full would have been entitled upon such merger, consolidation, or asset sale (and any distribution of assets to stockholders following such asset sale); and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in Section 1.2 set forth with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in Section 1.2 (including provisions with respect to changes in and other adjustments of the Exercise Price) shall thereafter be applicable, as nearly as possible, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

(ii) The Company shall not effect any such liquidation, dissolution, sale, lease, license, merger or consolidation, unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the person purchasing such assets shall assume by written instrument executed and delivered to the Holder, the obligation to deliver to the Holder such shares, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive upon the exercise of this Warrant (or the security into which such Warrant is to be converted in connection with the consummation of such transaction).

(f) Record Date If the Company takes a record of the Holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.